Exhibit 10.4

Option Agreement Number

FORM OF
CAPITAL BANCORP, INC.
2017 STOCK AND INCENTIVE COMPENSATION PLAN
INCENTIVE STOCK OPTION AWARD AGREEMENT
This INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of this ___ day of ______________, 2018 (the “Grant Date”), between Capital Bancorp, Inc., a Maryland corporation (“the Company”) and __________ (“Participant”).
WHEREAS the Company desires to grant the Participant certain options to purchase shares of the Company’s Common Stock (“Shares”) pursuant to the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as approved by the stockholders on August 3, 2017, effective as of August 29, 2017 (the “Plan”) a copy of which has been furnished to the Participant and the terms of which are incorporated herein by reference. Unless otherwise indicated, whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in the Plan.
WHEREAS the parties enter into this Agreement to evidence the grant of such stock options and set forth the terms and conditions governing their exercise.
NOW, THEREFORE, the parties agree as follows:
1.Grant of Options. The Company grants to Participant an option (“the Stock Options”) to purchase an aggregate of ______ Shares. The Stock Options shall constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1954, as amended, to the extent that the Market Value of Common Stock with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Nonqualified Stock Options and (the Company shall designate which Options will be treated as Nonqualified Stock Options). If the Option granted hereunder fails to qualify as an Incentive Stock Option for any reason, then the Option, or portion thereof that does not so qualify, shall be treated as a Nonqualified Stock Option.
2.Option Price. The exercise price of the Stock Options is _____ dollars and _____ cents ($    ) per share (“the Option Price”).
3.Term. Subject to each and every one of the conditions and limitations set forth in the Plan, as approved by the stockholders, including but not limited to the termination of stock options in the event that the Participant ceases to be an employee of the Company or its wholly-owned subsidiary, Capital Bank N.A., the Stock Options that have vested may be exercised by the Participant, in whole or in part, at any time period commencing during the period beginning on the Grant Date and terminating on the fifth anniversary of the Grant Date (the “Expiration Date”). Any of the Stock Options that are outstanding and unexercised at the close of business on the Expiration Date shall automatically, and without further action by the Company or the Participant, be canceled or terminated.
4.Exercise. The Stock Options may be exercised, in whole or in part, by delivery of written notice to the Chairman of the Board of the Company or their designee by the Participant, indicating the number of the Stock Options that the Participant wishes to exercise. Such notice shall be accompanied by the payment of the Option Price for the total number of Shares being purchased by the Participant pursuant to the exercise of all or any portion of the Stock Options. The Option Price shall be paid in cash or by check (U.S. dollars).
5.Vesting. Subject to the forfeiture provisions set forth in Articles VI and XV of the Plan, and subject to any accelerated vesting permitted under Article X of the Plan, the Options granted under this Agreement vest as follows:

First anniversary of the Grant Date	25%
Second anniversary of the Grant Date	50%
Third anniversary of the Grant Date	75%
Fourth anniversary of the Grant Date	100%
6.Termination of Continuous Service

(a)
For the purposes of the Plan, if the Participant is a party to an employment or service agreement with the Company and such agreement provides for a definition of the following terms, the following terms shall have the definition contained therein. If no such agreement exists or the it does not defined the below terms:

(i)
“Cause” shall mean (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company; (B) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company; (C) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (D) material violation of state or federal securities laws. With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: malfeasance in office; gross misconduct or neglect; false or fraudulent misrepresentation inducing the director’s appointment; willful conversion of corporate funds; or repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(ii)
“Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to 3 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company in which a Participant participates.

(b)
Termination for reasons other than Cause, death, Disability. If the Participant’s service with the Company, whether as an employee, consultant, or director (“Continuous Service”) is terminated for any reason other than Cause, death, or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service or (ii) the Expiration Date.

(c)	Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(d)
Termination due to death or Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (i) the date 12 months following the Participant’s termination of Continuous Service or (ii) the Expiration Date.

7.Delivery of Certificate. As soon as practicable following the exercise of the Stock Options by the Participant, the Company shall deliver or cause to be delivered to the Participant a certificate representing the Shares acquired pursuant to any such exercise.
8.Investment. The Participant hereby represents and warrants to the Company that any and all Shares which shall be acquired pursuant to the exercise of the Stock Options shall be acquired for the Participant’s own account, for investment, and not with a view toward resale.
9.Withholding of Taxes. The Company shall withhold from any amounts due and payable by the Company to the Participant (or secure payment from the Participant in lieu of withholding) the amount of any federal or state withholding or other taxes, if any, due from the

Company with respect to the exercise of the Option, and the Company may defer such issuance until such withholding or payment is made unless otherwise indemnified to its satisfaction with respect thereto. The Company shall have the right to: (i) make deductions from any settlement of this Option, including the delivery of Shares, or require Shares or cash, or both, be withheld from any settlement of this Option, in each case in an amount sufficient to satisfy the withholding obligation; or (ii) take such other action as may be necessary or appropriate to satisfy the withholding obligation.
10.Adjustments. If at any time while the Option is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any other event described in Section 4.4 of the Plan, the number and/or kind of Shares subject to the Option and/or the Option Price of such Shares shall be adjusted in accordance with the provisions of the Plan.
11.Non-assignability. The Stock Options granted may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant except by will or the laws of descent or distribution and are exercisable during the Participant’s lifetime only by the Participant. Any attempt to effect a transfer of this Option that is not otherwise permitted by the Board of Directors, the Plan, or this Agreement shall be null and void.
12.No Rights as a Shareholder or to Continued Employment.

(a)
No Rights as a Shareholder. The Participant shall not have any privileges of a shareholder of the Company with respect to any Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to pay any dividends or otherwise afford any rights to which Shares are entitled with respect to such Shares, until the date of the issuance to the Participant of a stock certificate evidencing such Shares.

(b)
No Right to Continued Employment. Nothing in this Agreement shall confer upon a Participant who is an employee of the Company any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

13.Disqualifying Disposition. If Shares acquired by exercise of the Option are disposed of within two years following the Grant Date or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
14.Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be deemed to have been duly given when delivered by hand or three days after being deposited in the mail, postage prepaid or, in the case of facsimile notice, when received, addressed as follows or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
If to the Company, to the following address:
Attn: Secretary
Capital Bancorp, Inc.
One Church Street
Rockville, Maryland 20850
If to the Participant, to the address or facsimile number as shown on the signature page hereto.
15.Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Maryland (without regard to choice of law provisions).
16.Entire Agreement. This Agreement and the Plan constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter.
17.Amendment. This Agreement may not be amended or modified in any way unless by a written instrument that specifically states that it is amending this Agreement, executed by each of the parties hereto.
18.Benefits; Binding Effect. This Agreement shall ensure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.
19.Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.
20.Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.
21.Clawback. By accepting this Option, the Participant agrees to be bound by the clawback provisions as set forth in Section 15.3 of the Plan, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
Signature page follows.

IN WITNESS HEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Capital Bancorp, Inc.

By:
Edward Barry, CEO

Attested by:

PARTICIPANT

By:
[INSERT PARTICIPANT NAME]

Address:

Phone Number:
Facsimile: